Exhibit 99.1(e)

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ORDERED in the Southern District of Florida on September 24, 2009.

Erik P. Kimball, Judge United States Bankruptcy Court

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF FLORIDA
WEST PALM BEACH DIVISION
www.flsb.uscourts.gov

In re:	Chapter 11

QSGI, INC.	Case No. 09-23658-BKC-EPK
QSGI-CCSI, INC.	Case No. 09-23659-BKC-EPK
QUALTECH SERVICES GROUP, INC.	Case No. 09-23660-BKC-EPK

Debtors. _______________________/	Jointly Administered

ORDER PURSUANT TO 11 U.S.C. §§ 105, 363, AND 365 OF THE BANKRUPTCY
CODE (A) APPROVING THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF
THE DSC DIVISION OF QSGI, INC. FREE AND CLEAR OF ALL LIENS, CLAIMS,
ENCUMBRANCES AND INTERESTS; (B) APPROVING THE ASSUMPTION AND
ASSIGNMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES; AND
(C) GRANTING RELATED RELIEF

This matter came before the Court for hearing on September 21, 2009 at 10:30 a.m. upon the motion of the Debtors-in-Possession, QSGI, Inc., QSGI-CCSI, Inc. and Qualtech Services Group, Inc. (collectively, the "Debtors"), for entry of an order (a) authorizing and approving the sale (the "Sale") by the Debtors of substantially all of the assets of the Data Security Compliance ("DSC") division of QSGI, Inc., including, without limitation, all licenses, intellectual property,

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domain names, websites, asset management contracts, statements of work, inventory set forth in Exhibit A to the letter of intent attached to the Motion, the accounts receivable set forth in Exhibit B to the letter of intent attached to the Motion, and the fixed assets set forth in Exhibit C to the letter of intent attached to the Motion, (collectively, the "Assets")1 free and clear of interests, liens, claims and encumbrances to Victory Park Credit Opportunities Master Fund, Ltd. ("Victory Park") pursuant to Victory Park's credit bid of $500,000.00 (the "Victory Park Credit Bid"), which represents the highest and best bid received by the Debtors in connection with a sale process and auction prescribed by the Bid Procedures Order (as defined in footnote 1 below): and it appearing that due notice having been given of the Debtors' sale motion (DE 97) (the "Motion"), the Sale and the final hearing regarding the Motion (the "Sale Hearing"); and the appearances of all interested parties and all responses and objections to the Motion, if any, having been duly noted in the record of the Sale Hearing; and the Court having reviewed the Motion and having taken judicial notice of the Court file in these cases in their entirety; and upon the record of the Sale Hearing and being otherwise duly advised in the premises and after due deliberation and sufficient cause having been shown therefor,

IT IS HEREBY FOUND AND DETERMINED THAT:

A.          The findings and conclusions set forth herein constitute the Court's findings of fact and conclusions of law pursuant to Bankruptcy Rules 7052 and 9014.2

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1
All capitalized terms shall have the meaning ascribed to them in the Order Granting in Part and Denying in Part Debtors' Emergency Motion for Entry of an Order (A) Authorizing and Scheduling the Sale of Substantially all of the Assets of the DSC Division of QSGI, Inc. Free and Clear of all Liens, Claims, and Encumbrances; (B) Approving Bidding Procedures and Stalking Horse Protections; (C) Approving the Notice of Sale; (D) Scheduling an Auction to Accept Higher and Better Bids; and (E) Scheduling Hearing to Approve Sale Arising Out of Auction Pursuant to 11 U.S.C. § 363 (DE 108) (the "Bid Procedures Order').

2              To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such.

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B.           The Court has jurisdiction over the Motion and the transactions contemplated by the Bid Procedures Order (the "Transactions") pursuant to 28 U.S.C. §§ 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A) and (N). Venue of these cases and the Motion in this district is proper under 28 U.S.C. §§ 1408 and 1409.

C.           The statutory predicates for the relief sought in the Motion are sections 105, 363, and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006, and 9014.

D.           On September 9, 2009, the Court entered the Bid Procedures Order and the Bid Procedures Order has become a final and non-appealable Order. Due, proper, timely, adequate, and sufficient notice of the bid procedures set forth in the Bid Procedures Order (the "Bid Procedures") has been given in accordance with the provisions of sections 102(1) and 363 of the Bankruptcy Code and Bankruptcy Rules 2002 and 6004. No other or further notice of the Bid Procedures is or shall be required.

E.           The Debtors and their professionals complied in all respects with the Bid Procedures Order. At the conclusion of the Auction, the Victory Park Credit Bid was determined to be the highest and best bid for the Assets.

F.           As evidenced by the certificates of service previously filed with the Court, (i) proper, timely, adequate, and sufficient notice of the Motion, the Sale Hearing, the sale of the Assets, the terms and conditions of the Victory Park Credit Bid, and all of the other Transactions has been provided in accordance with sections 102(1), 363, and 365 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004, and 9014, and the local rules of this Court, (ii) such notice was good, sufficient, and appropriate under the particular circumstances, and (iii) except as otherwise set forth in this Order, no other or further notice of the Motion, the Sale Hearing and the Sale is or shall be required.

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G.           As demonstrated by (i) evidence proffered or adduced at the Sale Hearing, and (ii) the representations of counsel made on the record at the Sale Hearing, the Debtors and their professionals have marketed the Assets and conducted the sale process with respect thereto in compliance with the Bid Procedures and the Bid Procedures Order.

H.           Through marketing efforts and a competitive sale process, including (i) the extensive marketing of the Assets prior to the entry of the Bid Procedures Order, and (ii) seeking competing offers for the Assets through notice of the Motion and pursuant to the Bid Procedures set forth in the Bid Procedures Order, the Debtors and their professionals afforded interested parties a full, fair, and reasonable opportunity to make an offer to purchase the Assets.

I.           The Debtors (i) have full corporate power and authority to transfer the Assets and to execute any documents required as part of the Sale (the "Sale Documents"), and the Sale has been duly and validly authorized by all necessary corporate action of the Debtors, (ii) have all of the corporate power and authority necessary to consummate the Transactions, (iii) have taken all corporate action necessary to authorize and approve the Sale, the Sale Documents and the consummation by the Debtors of the Transactions contemplated thereby, and (iv) no consents or approvals are required for the Debtors to consummate the Transactions.

J.           The Debtors have demonstrated and proven to the satisfaction of this Court good, sufficient, and sound business purposes and justifications for the Sale of the Assets and consummation of the Transactions contemplated by the Victory Park Credit Bid and this Order, pursuant to section 363(b) of the Bankruptcy Code. Consummation of the Transactions constitutes the exercise by the Debtors of sound business judgment and such acts are in the best interests of the Debtors, their estates, and their creditors. The business reasons justifying the Sale of the Assets include, but are not limited to, the facts that (a) the Victory Park Credit Bid

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constitutes the highest and best offer for the Assets; (b) the Sale and the Closing of the Transactions will present the best opportunity to realize the value of the Assets; and (c) the consideration provided by Victory Park for the purchase of the Assets exceeds what the Debtors would be able to realize in a separate liquidation of the Assets.

K.           The Sale must be approved and consummated promptly because there is a significant risk that the value of the Assets would deteriorate before the effective date of a confirmed plan of reorganization in the Debtors' cases.

L.           The Sale and the Transactions contemplated by the Sale were negotiated and have been and are undertaken by the Debtors and Victory Park at arm's length, without collusion or fraud, and in good faith within the meaning of section 363(m) of the Bankruptcy Code. As a result of the foregoing, the Debtors and Victory Park are entitled to the protections of section 363(m) of the Bankruptcy Code. Neither the Debtors nor Victory Park have engaged in any conduct that would cause or permit the Sale or any other Sale Document to be avoided under section 363(n) of the Bankruptcy Code. Victory Park has not otherwise violated section 363(n) by any action or inaction, and the Transactions do not violate the provisions of section 363(n) of the Bankruptcy Code.

M.           The aggregate consideration provided by Victory Park for the Assets (i) is fair and reasonable, (ii) is the highest or best offer for the Assets, and (iii) will provide a greater recovery for the Debtors' creditors than would be provided by any other practical, available alternative. The terms and conditions of the Sale are fair and reasonable. Therefore, the Sale is in the best interests of the Debtors and their estates, creditors, and other parties in interest and is an exercise of their sound business judgment. In addition, the relief requested in the Motion (including, without limitation, the approval of the Sale) is a necessary and appropriate step toward enabling

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the Debtors to successfully conclude these Chapter 11 cases and is otherwise in the best interests of the Debtors, their creditors, their estates, and all other parties in interest in these cases.

N.                A reasonable opportunity to object or be heard regarding the relief requested in the Motion has been afforded to all interested persons and entities.

O.                 The transfer of the Assets to Victory Park will be a legal, valid, and effective transfer of the Assets and, except as otherwise set forth in the Motion, will vest Victory Park with all right, title, and interest of the Debtors in and to the Assets entirely free and clear of all liens, encumbrances, claims and interests of any kind or nature whatsoever, including (but not limited to) (i) liens and claims that purport to give to any party a right or option to effect any forfeiture, modification, right of first refusal, or termination of the Debtors' or Victory Park's interest in the Assets, or any similar rights, (ii) liens and claims relating to taxes arising under, out of, in connection with, or in any way relating to the operation of the Assets prior to the closing, and (iii) (A) all mortgages, deeds of trust, security interests, conditional sale or other title retention agreements. pledges, liens, judgments, demands, encumbrances, rights of first refusal, or charges of any kind or nature, including, but not limited to, any restriction on the use, transfer, receipt of income or other exercise of any attributes of ownership, and (B) all debts arising in any way in connection with any agreements, acts, or failures to act, of the Debtors or any of the Debtors' predecessors or affiliates, claims, obligations, liabilities, demands, guaranties, options, rights, contractual or other commitments, restrictions, interests, and matters of any kind and nature, whether known or unknown, contingent or otherwise, whether arising prior to or subsequent to the commencement of these cases, and whether imposed by agreement, understanding, law, equity or otherwise, including (but not limited to) claims otherwise arising under doctrines of successor liability (collectively, "Interests").

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P.           Victory Park would not have entered into the Sale and would not consummate the Transactions contemplated thereby, thus adversely affecting the Debtors, their estates, and their creditors, if the Sale of the Assets to Victory Park was not entirely free and clear of all Interests of any kind or nature whatsoever, or if Victory Park would, or in the future could. be liable for any of the Interests.

Q.           The Debtors may sell the Assets entirely free and clear of all Interests of any kind or nature whatsoever because, in each case, one or more of the standards set forth in section 363(f)(1)-(5) of the Bankruptcy Code has been satisfied. Specifically, each entity with a security interest in any of the Assets has consented to their sale, is deemed to have consented to their sale, or could be compelled in a legal or equitable proceeding to accept a money satisfaction of such interest, or the Sale of the Assets otherwise satisfies the requirements of section 363(f) of the Bankruptcy Code. To that end, those nondebtor parties with Interests in the Assets who did not object, or who withdrew their objections, to the Sale or the Motion are deemed to have consented to such sale pursuant to sections 363(f)(2) and 365 of the Bankruptcy Code.

R.           Approval of the Victory Park Credit Bid and consummation of the Sale at this time are in the best interests of the Debtors, their creditors, their estates, and other parties in interest.

S.           Time is of the essence in closing the Transactions, and the Debtors and Victory Park intend to close the sale of the Assets and the other Transactions as soon as possible.

For all of the foregoing and after due deliberation, the Court ORDERS, ADJUDGES, AND DECREES THAT:

General Provisions

1.           The Motion is GRANTED.

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2.           Any and all objections and responses concerning the Motion or the Sale are resolved in accordance with the terms of this Order and as set forth in the record of the Sale Hearing. To the extent any such objections or responses were not otherwise withdrawn, waived, or settled, all such objections, and all reservations of rights or relief requested therein, are hereby overruled on the merits and denied with prejudice.

3.           As represented at the Sale Hearing, Victory Park is not seeking to have the Debtors assume and assign any non-residential real property leases and the Debtors will be filing an emergency motion to reject all non-residential real property leases in order to avoid the incurrence of additional administrative rent. As such, the Sale excludes the Debtors' interest in all of its non-residential real property leases, including but not limited to the leases with 70 Lake Drive, LLC, CP 400 Royal Palm Way, LLC, Ninety Fourth Street Associates, LLP and Shirley B. Di Page.

Approval of the Sale

4.           The Victory Park Credit Bid, all of the terms and conditions thereof, the Sale of the Assets, and all other Transactions are hereby approved in all respects.

5.           Pursuant to section 363(b) of the Bankruptcy Code, the Debtors are authorized to perform their obligations under, and comply with the terms of, the Victory Park Credit Bid, and to consummate the Sale of the Assets and the other Transactions pursuant to, and in accordance with, the terms and conditions thereof.

6.           The Debtors are authorized to execute, deliver, perform under, consummate, and implement the Sale, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Sale and are authorized to take any and all further actions as may be reasonably requested by Victory Park and provided for in the Sale for the purpose of assigning, transferring, granting, conveying, and conferring to Victory Park or

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reducing to possession, the Assets, or as may be necessary, desirable or appropriate in connection with the performance by the Debtors of their obligations under the Sale.

7.           This Order and the Sale shall be binding in all respects upon all creditors (whether known or unknown) of the Debtors, all successors and assigns of Victory Park, the Debtors, and their affiliates, and any subsequent trustee(s) appointed in the Debtors' Chapter 11 cases or upon a conversion thereof to Chapter 7 of the Bankruptcy Code and shall not be subject to rejection. Nothing contained in any Chapter 11 plans confirmed in these bankruptcy cases or in any order of the Court confirming any such Chapter 11 plans shall conflict with or modify the rights of Victory Park pursuant to the provisions of the Sale or this Order.

8.           The Sale and any related agreements, documents, or other instruments may be modified, amended, or supplemented by the parties thereto in accordance with the terms thereof without further order of the Court.

Transfer of the Assets

9.           Except as expressly permitted or otherwise specifically provided for in the Victory Park Credit Bid or this Order, pursuant to sections 105(a) and 363(f) of the Bankruptcy Code, upon entry of this Order, Victory Park shall acquire good and marketable title in and to, or a valid leasehold interest in, each of the Assets, entirely free and clear of all Interests of any kind or nature whatsoever.

10.           Except as expressly permitted or otherwise specifically provided by the Victory Park Credit Bid or this Order, all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax, and regulatory authorities, lenders, employees, and other creditors, holding Interests of any kind or nature whatsoever against or in the Debtors or the Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), arising under or out of, in

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connection with, or in any way relating to, the Debtors, the Assets, the operation of the DSC division of QSGI, Inc. prior to the entry of this Order, or the transfer of the Assets to Victory Park, are forever barred, estopped. and permanently enjoined from asserting against Victory Park. its successors or assigns, its property, or the Assets, such persons' or entities' Interests.

11.           The transfer of the Assets to Victory Park pursuant to this Order does not require any consents and constitutes a legal, valid. and effective transfer of the Assets, and shall vest Victory Park with all right, title, and interest of the Debtors in and to the Assets entirely free and clear of all Interests of any kind or nature whatsoever.

12.           If any person or entity that has filed financing statements, mortgages, mechanic's liens, lis pendens, or other documents or agreements evidencing Interests in the Assets shall not have delivered to the Debtors prior to the closing. in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Interests which the person or entity has with respect to the Assets, then (a) the Debtors are authorized to execute and file such statements, instruments, releases, and other documents on behalf of the person or entity with respect to the Assets, and (b) Victory Park is authorized to file, register, or otherwise record a certified copy of this Order \;\ hich. once filed, registered. or otherwise recorded, shall constitute conclusive evidence of the release of all Interests in the Assets of any kind or nature whatsoever.

Additional Provisions

13.           The consideration provided by Victory Park for the Assets under the Victory Park Credit Bid constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

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14.           The consideration provided by Victory Park for the Assets under the Victory Park Credit Bid is fair and reasonable, and the Transactions may not be avoided under section 363(n) of the Bankruptcy Code.

15.           Prior to the Closing of the sale of the Assets, each of the Debtors' creditors is authorized and directed to execute such documents and take all other actions as may be necessary to release effective as of the entry of this Order its Interests in the Assets, if any, as such Interests may have been recorded or may otherwise exist.

16.           This Order (a) shall be effective as a determination that, on the closing, all Interests of any kind or nature whatsoever existing as to the Assets prior to the closing have been unconditionally released, discharged, and terminated, and that the conveyances described herein have been effected, and (b) shall be binding upon and shall govern the acts of all entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Assets.

17.           Each and every federal, state, and local governmental agency or department is directed to accept any and all documents and instruments necessary and appropriate to consummate the Transactions contemplated by the Sale.

18.           All entities that are presently, or upon entry of this Order may be. in possession of any or all of the Assets are directed to surrender possession of the Assets to Victory Park on the closing date.

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19.           Victory Park shall have no liability or responsibility for any liability or other obligation of the Debtors arising under or related to the Assets. Without limiting the generality of the foregoing, and except as otherwise specifically provided herein, to the maximum extent allowed by law, Victory Park shall not be liable for any claims against the Debtors or any of their predecessors or affiliates, and Victory Park shall have no successor or vicarious liabilities of any kind or character including, but not limited to, any such liability that may be imposed by statute (e.g., under so-called "bulk sale" laws) or any theory of antitrust, environmental, successor or transferee liability, labor law, de facto merger, or substantial continuity, whether known or unknown as of the date of entry of this Order, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any obligations of the Debtors arising prior to the closing, including, but not limited to, liabilities on account of any taxes arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of the Assets prior to the closing.

20.           Upon consummation of the Sale of DSC and the sale of the Data Center Maintenance ("DCM") division of Qualtech Services Group, Inc., Victory Park agreed to carveout the following amounts from its collateral: $50,000.00 for general unsecured creditors (the "Unsecured Creditor Carveout"), $127,000.00 for non-professional administrative expenses (the "Non-Professional Administrative Carveout") and an aggregate amount of $260,000 for the Court approved fees and expenses of the Debtors' counsel, Shraiberg, Ferrara & Landau, P.A. and the Debtors' restructuring consultant, Kinetic Advisors (the "Professional Carveoutl. The Unsecured Creditor Carveout, the Non-Professional Carveout and the Professional Carveout

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3         The Professional Carveout was reduced from $300,000.00 to $260,000.00 pursuant to an agreement reached between Victory Park, Debtors' counsel, Shraiberg, Ferrara & Landau, P.A. and Debtors' restructuring consultant, Kinetic Advisors.

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(collectively the "Carveouts" ) constitute carveouts and concessions from Victory Park's collateral which shall not be subject to any lien or claim of any other class of administrative, secured or unsecured claims (whether priority or non-priority) and shall not constitute property of the Debtors' bankruptcy estates. Furthermore, in the event that less than $127,000.00 is required to pay non-professional administrative expenses, any funds remaining in the Non-Professional Administrative Carveout shall be returned to Victory Park

21.           Victory Park also agreed to waive its right to recover on behalf of its unsecured deficiency claim in these bankruptcy cases. Such waiver does not constitute a waiver or release of Victory Park's right to recover the balance of its claims including but not limited through enforcement of its lien rights or security interests to the extent they are collateralized by any of the remaining assets in these estates or in assets outside these proceedings or its right to pursue or otherwise recover against any third parties on account of such claims.

22.           Upon consummation of the Sale of DSC division and the sale of DCM division, the sum of $92,000.00 shall be deposited by Victory Park into an escrow account held at Berger Singerman, P.A. Said $92,000.00, along with the $145,000.00 being held in escrow by Berger Singerman, P.A. in accordance with the Order granting Debtors' Emergency Agreed Motion for Extension of Debtor-in-Possession Loan set forth in the Final Order Authorizing Debtors to Obtain Post-Petition Financing and Granting Super-Priority Lien Pursuant to 11 U.S.C. §§ 105 and 364 and Fed. R. Bankr. P. 4001, shall be wired to Debtors' counsel, Shraiberg, Ferrara & Landau, P.A. upon entry of an Order approving Debtors' counsel's and Kinetic Advisors' fee application or in accordance with the Order Granting Debtors' Motion to Establish Procedures to Permit Monthly Payment of Interim Fee Applications of Chapter 11 Professionals (DE 80).

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23.           At closing on the sale of the DCM division, Debtors' counsel, Shraiberg, Ferrara & Landau, P.A. shall take possession of the hard drives from Debtors' communication server (and backups thereof) and shall hold same until further Order of the Court.

24.           Because the Debtors will no longer be operating after the Sale closes, Victory Park has agreed to assist counsel for the Debtors in performing any administrative duties required to close the bankruptcy cases, including but not limited to assisting in the completion of debtor-in-possession monthly operating reports.

25.           To the fullest extent authorized under applicable law, under no circumstances shall Victory Park be deemed a successor of or to the Debtors for any Interests against or in the Debtors or the Assets of any kind or nature whatsoever. Except as otherwise provided in this Order, the sale, transfer, assignment and delivery of the Assets shall not be subject to any Interests, and the Excluded Liabilities shall remain with, and continue to be obligations of, the Debtors (subject to any and all rights and defenses of the Debtors with respect thereto, as debtors-in-possession under the Bankruptcy Code or otherwise). Except as otherwise provided in this Order, all persons holding Interests against or in the Assets of any kind or nature whatsoever are forever barred, estopped, and permanently enjoined from asserting, prosecuting, or otherwise pursuing such Interests of any kind or nature whatsoever against Victory Park, its property, its successors and assigns, or the Assets, as an alleged successor or otherwise, with respect to any Interest of any kind or nature whatsoever such person or entity had, has, or may have against the Debtors, their estates, officers, directors, shareholders, or the Assets. Following the entry of this Order, no holder of an Interest in the Debtors shall interfere with Victory Park's title to or use and enjoyment of the Assets based on or related to such Interest, or any actions that the Debtors may take in their Chapter 11 cases.

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26.           This Court retains jurisdiction to enforce and implement the terms and provisions of the Sale, all amendments thereto, any waivers and consents thereunder, and of each of the agreements executed in connection therewith in all respects, including, but not limited to, retaining jurisdiction to (a) subject to the terms and conditions of the Sale, compel delivery of the Assets to Victory Park or performance of other obligations of the Debtors under the Sale, (b) resolve any disputes arising under or related to the Sale, except as otherwise provided therein, (d) interpret, implement, and enforce the provisions of this Order, and (e) protect Victory Park against any Interests in the Assets, of any kind or nature whatsoever, provided, however, that in the event the Court abstains from exercising or declines to exercise such jurisdiction or is without jurisdiction with respect to the Sale or this Order, such abstention, refusal, or lack of jurisdiction shall have no effect upon, and shall not control. prohibit. or limit the exercise of jurisdiction of any other court having competent jurisdiction with respect to any such matter.

27.           The Transactions contemplated by the Sale are undertaken by Victory Park in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale shall not affect the validity of the Sale of the Assets to Victory Park, unless such authorization is duly stayed pending such appeal. Victory Park is a purchaser in good faith of the Assets and is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code. Victory Park has not violated section 363(n) by any action or inaction, and the Transactions do not violate the provisions of section 363(n) of the Bankruptcy Code.

28.           The terms and provisions of the Sale and this Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates, and their creditors; Victory Park, and its respective affiliates, successors, and assigns; and any affected third parties,

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including,, but not limited to. all persons asserting an Interest in the Assets to be sold to Victory Park pursuant to the Sale, notwithstanding any subsequent appointment of any trustee(s), party, entity, or other fiduciary under any section of any chapter of the Bankruptcy Code, as to which trustee(s), party, entity, or other fiduciary such terms and provisions likewise shall be binding.

29.           The failure specifically to include any particular provisions of the Sale in this Order shall not diminish or impair the effectiveness of such provisions, it being the intent of the Court that the Sale be authorized and approved in its entirety.

30.           The Sale and any related agreements, documents or other instruments may be modified, amended, or supplemented by the parties thereto, in a writing signed by both parties, and in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment or supplement does not have a material adverse effect on the Debtors' estates.

31.           Time is of the essence in closing the Sale and the Transactions. Accordingly, the stay of orders authorizing the use, sale, or lease of property as provided for in Bankruptcy Rule 6004(h) shall not apply to this Order, and this Order is immediately effective and enforceable.

32.           This Order constitutes this Court's approval of the Sale and the Transactions. This Court shall retain jurisdiction to hear and determine all matters arising from or related to the implementation of this Order.

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Submitted by:

John E. Page
Florida Bar No. 860581
Shraiberg, Ferrara & Landau, P.A.
2385 NW Executive Center Dr., Suite 300

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Boca Raton, Florida 33431 Telephone: (561) 443-0800 Facsimile: (561) 998-0047